SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  FORM 8-A/A-1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                               SIERRAWEST BANCORP
             (Exact name of registrant as specified in its charter)

    CALIFORNIA                                          68-0091859
State of Incorporation                            IRS Employer ID Number

10181 Truckee-Tahoe Airport Road, Truckee, California   96160
   Address of registrant's principal executive office  Zip Code


   Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of Class)


  Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Stock Purchase Rights
                                (Title of Class)

                  On January 29, 1998, SierraWest Bancshares (formerly known as Sierra Tahoe Bancorp) (the "Company"), a California corporation, and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), amended that certain Rights Agreement dated as of January 16, 1996 between the Company and the Rights Agent to increase the exercise price of the Rights (as defined below) and reflect the change in the Company's name. This Form 8-A/A-1 amends in its entirety Item 1 of the Form 8-A filed by the Company on January 3, 1996.

Item 1.  Description of Registrant's Securities to be Registered

                  On December 21, 1995, the Board of Directors of the Company declared a dividend of one preferred share purchase right ("Right") for each outstanding share of common stock, no par value ("Common Stock"), of the Company. The dividend was payable on January 16, 1996 ("Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value ("Preferred Stock"), of the Company at a price of $100 per one one-hundredth of a share of Preferred Stock
("Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of January 16, 1996 and amended January 29, 1998 ("Rights Agreement") between the Company and the Rights Agent.

                  Initially, the Rights will be attached to all certificates representing Common Stock then outstanding, regardless of whether any such certificates have a copy of this Summary of Rights attached thereto, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that, without the prior consent of the Board of Directors, a person or group of affiliated or associated persons ("Acquiring Person") have acquired beneficial ownership of 10% or more of the outstanding Common Stock ("Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding Common Stock.

                  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on January 16, 2006 ("Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                  The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                  The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or a subdivision, consolidation or combination of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

                  Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential dividend payment of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

                  In the event that any person becomes the beneficial owner of 10% or more of the Common Stock of the Company, 10 days thereafter ("Flip-In Event") each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, Common Stock (or, in certain circumstances, a combination of cash, other property, Common Stock or other securities) which has a value of two times the Purchase Price of the Right (such right being called the "Flip-In Right"). In the event that the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value of two times the Purchase Price of the Right. Upon the occurrence of the Flip-In Event, any Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right.

                  At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 10% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a shared of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

                  At any time prior to the earlier to occur of (i) the tenth day after the Stock Acquisition Date, or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right ("Redemption Price"). The redemption shall be effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Additionally, the Board of Directors may, following the Stock Acquisition Date, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price providing that either (a) the Acquiring Person reduces his beneficial ownership to less than 10% of the voting power of the Company in a manner which is satisfactory to the Directors and there are not other Acquiring Persons, or (b) such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person. The redemption of Rights described in the preceding sentence shall be effective only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  Until a Right is exercised, the holder of a Right will not, by reason of being such a holder, have rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  The terms of the Rights may be amended by the Board of Directors of the Company in any manner without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                  As of December 31, 1997, there were 4,099,467 shares of Common Stock issued and outstanding and 344,309 shares reserved for issuance under employee stock option plans, each with one Right attached. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock issued between the Record Date and the Distribution Date so that all such shares will have attached Rights. As provided above, however, upon and following the occurrence of the Flip-In Event, any such Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right. There are 200,000 shares of Preferred Stock reserved for issuance upon exercise of the Rights.

                  The Rights Agreement is designed to protect shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all shareholders equally such as, among others, partial and two-tier tender offers, coercive offers, and creeping stock accumulation programs. Such practices can pressure stock holders into tendering their investments prior to realizing the full value or total potential of such investments. The Rights Agreement is intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquiror to negotiate in good faith with the Board. The Rights Agreement is not intended to, and will not, prevent all unsolicited offers to acquire the Company. If an unsolicited offer is made, and the Board determines that it is fair and in the best interest of the Company and its shareholders, then, pursuant to the terms of the Rights Agreement, the Board has the authority to redeem the Rights and permit the offer to proceed. Essentially, the Rights Agreement will provide the Board with sufficient opportunity to evaluate the fairness of any unsolicited offer and the credibility of the bidder, and will therefore enable the Board to represent the interests of all shareholders more effectively. Of course, in deciding whether to redeem the Rights in connection with any unsolicited offer, the Board will be bound by its fiduciary obligations to act in the best interests of the Company and its shareholders.

                  The Rights Agreement, specifying the terms of the Rights, the Form of Right Certificate (Exhibit B to the Rights Agreement) and the Summary of Rights to Purchase Preferred Shares (Exhibit C to the Rights Agreement) is filed herein as Exhibit 4.1, and the Amendment to the Rights Agreement, with the Form of Rights Certificate (Exhibit A to the Amendment) and the Summary of Rights to Purchase Preferred Shares (Exhibit B to the Amendment) is filed herein as
Exhibit 4.2. Each of these exhibits is incorporated herein in its entirety by reference.

Item 2.  Exhibits.

4.1 Rights Agreement dated as of January 16, 1996, between the Company and American Stock Transfer & Trust Co., as Rights Agent, including Form of Right Certificate (attached as Exhibit B to the Rights Agreement) and the Summary of Rights to Purchase Preferred Shares (attached as Exhibit C to the Rights Agreement) (incorporated herein by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A filed with the Commission on January 3, 1996).

4.2. Amendment to Rights Agreement dated as of January 29, 1998 between the Company and American Stock Transfer & Trust Co., as Rights Agent, including the Form of Right Certificate (attached as Exhibit A to the Amendment) and the Summary of Rights to Purchase Preferred Shares (attached as Exhibit B to the Amendment).

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned duly authorized person.

         Date:   January 29, 1998       SierraWest Bancorp


                                        By:/s/William T. Fike
                                        Name: William T. Fike
                                        Its:  President and Chief Executive
                                              Officer

                                  Exhibit Index



No.      Description                                                    Page

4.1 Rights Agreement dated as of January 16, 1996, between the Company and American Stock Transfer & Trust Co., as Rights Agent, including Form of Right Certificate (attached as Exhibit B to the Rights Agreement) and the Summary of Rights to Purchase Preferred Shares (attached as Exhibit
         C to the Rights Agreement) (incorporated herein by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A filed with the Commission on January 3, 1996).


4.2.     First Amendment to Rights  Agreement dated as of January 29,        8
         1998 between the Company  and  American  Stock  Transfer
         & Trust Co., as Rights Agent, including the Form of Right
         Certificate (attached as Exhibit A to the Amendment) and the Summary of Rights to Purchase Preferred Shares
         (attached as Exhibit B to the Amendment).

                         FIRST AMENDMENT TO RIGHTS AGREEMENT

                  This Amendment, dated as of January 29, 1998 (the "Amendment"), is to the Rights Agreement dated as of January 16, 1996 (the
"Agreement"), between SierraWest Bancorp (formerly known as Sierra Tahoe Bancorp), a California corporation (the "Company"), and American Stock Transfer & Trust Co. (the "Rights Agent").

                  WHEREAS, the Board of Directors of the Company determined that it is in the best interests of the Company and its shareholders to amend the Agreement in order to increase the Purchase Price, as defined pursuant to the terms of the Agreement, from $40.00 to $100.00 (after giving effect to the stock dividend paid by the Company in August, 1997) and the Rights Agent has agreed to such amendments; and

                  WHEREAS, the Company and the Rights Agent have determined that, pursuant to Section 27 of the Agreement, the Agreement may be amended as set forth herein without the approval of the holders of the Rights (as defined in the Agreement).

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Agreement is hereby amended as follows:

                  1. Each reference to "Sierra Tahoe Bancorp" contained on the cover page of the Agreement, the first paragraph on page 1 of the Agreement, the legend set forth in Section 3(c) of the Agreement, Section 26 of the Agreement and in the attestation of the Agreement is hereby amended and restated in its entirety to read "SierraWest Bancorp (formerly known as Sierra Tahoe Bancorp)".

                  2. Section 7(b) of the Agreement is hereby amended to read in its entirety as follows (the effect of this Amendment is to change the Purchase Price as of the date of this Amendment from $40 to $100):

                  "(b) The Purchase Price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall be $100 as of the date of the Amendment to this Agreement, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof or by amendment consistent with
Section 27 hereof, and shall be payable in lawful money of the United States of America or otherwise in accordance with paragraph (c) below."

                  3. Section 11(a)(i) of the Agreement is hereby amended to replace "the date of this Agreement" in the first line of such Section with "January 29, 1998."

                  4. The fourth sentence in Section 27 of the Agreement, which states "Upon the delivery of a certificate from an appropriate officer of the Company which states that the purpose supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interest under this Agreement," is hereby amended and replaced with the following sentence:

                  "Upon the delivery of a certificate from an appropriate
                   officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interest under this Agreement."

                  5. The form of Right Certificate attached as Exhibit B to the Rights Agreement is hereby replaced in its entirety by the form of Right Certificate attached as Exhibit A hereto.

                  6. The Summary of Rights to Purchase Preferred Shares attached as Exhibit C to the Rights Agreement is hereby replaced in its entirety by the Summary of Rights to Purchase Preferred Shares attached as Exhibit B hereto.

                  7. As promptly as practicable following the date of this Amendment, the Company shall take all appropriate actions to cause the legend on the certificates for the Common Stock referring to the Rights Agreement to make reference to this Amendment.

                  8. This Amendment shall be limited solely to the matters expressly set forth herein and shall not (a) prejudice any right or rights which the Company may now have or may in the future have under or in connection with the Agreement or any instruments or agreements referred to therein or (b) except to the extent expressed as set forth herein, modify the Agreement or any Rights, or any instruments or agreements referred to therein.

                  9. Unless defined herein, all defined terms shall have the meanings provided in the Agreement.

                 10. This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                 11.  This   Amendment   may  be  executed  in  any  number  of
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures are deemed acceptable from the facsimile transmission.

                 12. This Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Company's common shares). Nothing in this Agreement shall be construed to give any person other than the Company, the Rights Agent and the registered holders of the Rights Certificates

(and, prior to the Distribution Date, the Company's common shares) any legal or equitable right, remedy or claim under this Amendment.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be hereto affixed and attested, all as of the date and year first above written.

                       SIERRAWEST BANCORP

                       By:______________________________________

                       Its:______________________________________



                       AMERICAN STOCK TRANSFER & TRUST CO.

                       By:______________________________________

                       Its:______________________________________

                                    EXHIBIT A

                            FORM OF RIGHT CERTIFICATE

                       [Certificate No. __ - ____ Rights]

         NOT EXERCISABLE AFTER JANUARY 16, 2006 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                RIGHT CERTIFICATE

                               SierraWest Bancorp

                  This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 16, 1996 and amended as of January 29, 1998 ("Rights Agreement"), between SierraWest Bancorp (formerly known as Sierra Tahoe Bancorp), a California corporation ("Company"), and American Stock Transfer & Trust Co. ("Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., San Francisco time, on January 16, 2006 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock ("Preferred Shares"), of the Company, at a purchase price of $100.00 per one one-hundredth of a Preferred Share ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 29, 1998, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, no par value.

                  No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of January 29, 1998.

ATTEST:                      SIERRAWEST BANCORP


                             By:_________________________

                             Countersigned:

                             AMERICAN STOCK TRANSFER AND TRUST CO.

                           By:________________________
                              Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered  holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto

------------------------------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________.


                                     ---------------------------
                                    Signature

Signature Guaranteed:


------------------------------

Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                   ----------------------------
                                   Signature

                          FORM OF ELECTION TO PURCHASE

                (To be executed by the registered  holder if such holder desires to transfer the Right Certificate.)

To:   SIERRAWEST BANCORP:

         The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security or other identifying number

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                (Please print name and address)

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If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

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                (Please print name and address)

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Dated: _________________

                                    ---------------------------
                                    Signature

Signature Guaranteed:


------------------------------

Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                    ------------------------
                                    Signature

                                     NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    EXHIBIT B

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES



                  On December 21, 1995, the Board of Directors of SierraWest Bancorp (formerly Sierra Tahoe Bancorp) ("Company") declared a dividend of one preferred share purchase right ("Right") for each outstanding share of common stock, no par value ("Common Stock"), of the Company. The dividend was payable on January 16, 1996 ("Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value ("Preferred Stock"), of the Company at a price of $100 per one one-hundredth of a share of Preferred Stock ("Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of January 16, 1996 and amended January 29, 1998 ("Rights Agreement") between the Company and American Stock Transfer & Trust Co., as Rights agent ("Rights Agent").

                  Initially, the Rights will be attached to all certificates representing Common Stock then outstanding, regardless of whether any such certificates have a copy of this Summary of Rights attached thereto, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that, without the prior consent of the Board of Directors, a person or group of affiliated or associated persons ("Acquiring Person") have acquired beneficial ownership of 10% or more of the outstanding Common Stock ("Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of such outstanding Common Stock.

                  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on January 16, 2006 ("Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                  The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                  The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or a subdivision, consolidation or combination of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

                  Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential dividend payment of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

                  In the event that any person becomes the beneficial owner of 10% or more of the Common Stock of the Company, 10 days thereafter ("Flip-In Event") each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current Purchase Price of the Right, Common Stock (or, in certain circumstances, a combination of cash, other property, Common Stock or other securities) which has a value of two times the Purchase Price of the Right (such right being called the "Flip-In Right"). In the event that the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value of two times the Purchase Price of the Right. Upon the occurrence of the Flip-In Event, any Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right.

                  At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 10% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a shared of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

                  At any time prior to the earlier to occur of (i) the tenth day after the Stock Acquisition Date, or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right ("Redemption Price"). The redemption shall be effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Additionally, the Board of Directors may, following the Stock Acquisition Date, redeem the then outstanding Rights in whole, but not in part, at the Redemption Price providing that either (a) the Acquiring Person reduces his beneficial ownership to less than 10% of the voting power of the Company in a manner which is satisfactory to the Directors and there are not other Acquiring Persons, or (b) such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or any person who was an Acquiring Person. The redemption of Rights described in the preceding sentence shall be effective only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  Until a Right is exercised, the holder of a Right will not, by reason of being such a holder, have rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  The terms of the Rights may be amended by the Board of Directors of the Company in any manner without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                  As of December 31, 1997, there were 4,099,467 shares of Common Stock issued and outstanding and 344,309 shares reserved for issuance under employee stock option plans, each with one Right attached. As long as the Rights are attached to the Common Stock, the Company will issue one Right for each share of Common Stock issued between the Record Date and the Distribution Date so that all such shares will have attached Rights. As provided above, however, upon and following the occurrence of the Flip-In Event, any such Rights that are or were at any time owned by an Acquiring Person shall become null and void insofar as they relate to the Flip-In Right. There are 200,000 shares of Preferred Stock reserved for issuance upon exercise of the Rights.

                  The Rights Agreement is designed to protect shareholders in the event of an unsolicited attempt to acquire the Company for an inadequate price and to protect against abusive practices that do not treat all shareholders equally such as, among others, partial and two-tier tender offers, coercive offers, and creeping stock accumulation programs. Such practices can pressure stock holders into tendering their investments prior to realizing the full value or total potential of such investments. The Rights Agreement is intended to make the cost of such abusive practices prohibitive and create an incentive for a potential acquiror to negotiate in good faith with the Board. The Rights Agreement is not intended to, and will not, prevent all unsolicited offers to acquire the Company. If an unsolicited offer is made, and the Board determines that it is fair and in the best interest of the Company and its shareholders, then, pursuant to the terms of the Rights Agreement, the Board has the authority to redeem the Rights and permit the offer to proceed. Essentially, the Rights Agreement will provide the Board with sufficient opportunity to evaluate the fairness of any unsolicited offer and the credibility of the bidder, and will therefore enable the Board to represent the interests of all shareholders more effectively. Of course, in deciding whether to redeem the Rights in connection with any unsolicited offer, the Board will be bound by its fiduciary obligations to act in the best interests of the Company and its shareholders.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A filed January 3, 1996 and amended by an amendment to such registration statement filed January 29, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.